UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


  Date of Report  (Date of the earliest event reported) October 30, 2003


                         Lifetime Hoan Corporation
          (Exact name of registrant as specified in its charter)

                                 Delaware
              (State or other jurisdiction of incorporation)


          1-19254                                 11-2682486
     (Commission File Number)           (IRS Employer Identification No.)


One Merrick Avenue, Westbury, New York                    11590
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:    (516) 683-6000


  N/A
(Former name or former address, if changed since last report)



Item 7.  Financial Statements and Exhibits

  c) Exhibits

     99 - Press Release, dated October 30, 2003

Item 12.  Results of Operation and Financial Condition

On October 30, 2003, Lifetime Hoan Corporation ("the Company") issued a press release setting forth the Company's third-quarter 2003 earnings. A copy of the Company's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.



                                 Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    Lifetime Hoan Corporation

                    By:  /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and
                           Chief Financial Officer


Date:  October 30, 2003

EXHIBIT 99

        LIFETIME HOAN CONTINUES STRONG GROWTH IN SALES AND EARNINGS
                           IN THIRD QUARTER 2003

WESTBURY,  N.Y., October 30, 2003 -- LIFETIME HOAN CORPORATION (NASDAQ  NM:
LCUT), a leading marketer of housewares, today announced results for the third quarter ended September 30, 2003.

Net sales for the quarter increased 37% to a record $44.1 million from $32.2 million in the third quarter of 2002. Income from continuing operations increased 135% to $2.9 million from $1.2 million for the same period in 2002. Earnings per diluted share from continuing operations more than doubled to $0.27 per share from $0.12 per share in last year's third quarter.

Jeffrey Siegel, president and chief executive officer, commented, "We are very pleased with the substantial growth in sales and net income Lifetime Hoan realized in the third quarter. As we expected, the combination of exciting new products and significant additional placements produced very positive results in our lines of kitchen tools and gadgets, bakeware and Kamenstein pantryware. Our new S'mores Maker, which became widely available at many of our major retail customers at the end of August, has been just as popular as we predicted.

"Lifetime's recent acquisition of the business and certain assets of  :USEr
- Tools for Civilizationr, a company that creates contemporary lifestyle products for the home, is an exciting step forward for us. Its reputation for design excellence in decorative hardware, mirrors and lighting for the bath, as well as decorative window accessories, is the perfect complement to our existing expertise and will help us expand our product line beyond the kitchen, as well as enabling us to gain distribution in the strong `do-it-yourself' category."

Mr. Siegel continued, "With the completion of the third quarter, we are updating our earnings guidance for 2003. We now expect Lifetime's net sales for the year to total approximately $155 to $160 million. Earnings per share are estimated to total approximately $0.75 to $0.80."

As announced in 2002, Lifetime sold its 51% interest in the businesses of each of Prestige Italiana, Spa. and Prestige Haushaltswaren GmbH (together, the "Prestige Companies"). The loss from the Prestige Companies' operations for the third quarter of 2002 is reflected as discontinued operations on the Company's income statements.

Separately, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.0625 per share, payable on November 20, 2003 to shareholders of record on November 4, 2003.

Lifetime Hoan has scheduled a conference call Thursday, October 30 at 11:30 a.m. Eastern Time to discuss third-quarter 2003 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Thursday, November 6, and can be accessed by dialing (706) 645-9291, conference ID #3393554. A live webcast of the call will be broadcast at the Company's web site, www.lifetime.hoan.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime Hoan Corporation is a leading designer, marketer and distributor of household cutlery, kitchenware, cutting boards, pantryware and bakeware, marketing its products under various trade names including Farberwarer and Hoffritzr. Through the use of various brand names, Lifetime Hoan's products are distributed through almost every major retailer in the U.S.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.


Tables to follow


        COMPANY CONTACT:                   INVESTOR RELATIONS:
        Robert McNally                     Harriet Fried
        Chief Financial Officer            Lippert/Heilshorn & Associates, Inc.
        (516) 683-6000                     (212) 838-3777 or hfried@lhai.com


                         LIFETIME HOAN CORPORATION
                      CONSOLIDATED INCOME STATEMENTS
                     (in 000's, except per share data)

                             Three Months Ended
                               September 30,
                                (Unaudited)
                                                      % Increase
                               2003        2002       (Decrease)
Net Sales                    $44,068     $32,235        36.7%
Cost of Sales                 25,552      17,612        45.1%
Distribution Expenses          5,337       4,885         9.3%
SG&A                           8,163       7,435         9.8%

Income from Operations         5,016       2,303        117.8%

Interest Expense                 189         239       (20.9%)
Other (Income)                  (16)        (18)       (11.1%)

Income Before Taxes            4,843       2,082        132.6%

Tax Provision                  1,956         854        129.0%

Income from Continuing
  Operations                   2,887       1,228        135.1%

Loss from Discontinued
  Operations                       -       (685)

Net Income                    $2,887        $543

Diluted Earnings Per Share
  from Continuing Operations   $0.27       $0.12        125.0%
Weighted Average Shares       10,784      10,536

Diluted Earnings Per Share     $0.27       $0.05
Weighted Average Shares       10,784      10,536


                         LIFETIME HOAN CORPORATION
                      CONSOLIDATED INCOME STATEMENTS
                     (in 000's, except per share data)

                                Nine Months Ended
                                  September 30,
                                   (Unaudited)
                                                        % Increase
                                 2003          2002     (Decrease)
  Net  Sales                   $98,302       $83,703      17.4%
  Cost of Sales                 55,982        45,199      23.9%
  Distribution Expenses         14,103        15,543      (9.3%)
  SG&A                          22,742        21,085       7.9%

  Income from Operations         5,475         1,876     191.8%

  Interest Expense                 480           687     (30.1%)
  Other (Income)                  (51)          (47)       8.5%

  Income Before Taxes            5,046         1,236     308.3%

  Tax Provision                  2,038           471     332.7%

  Income from Continuing
    Operations                   3,008           765     293.2%

  Loss from Discontinued
    Operations                       -       (1,029)

  Net Income (Loss)             $3,008        ($264)

  Diluted Income Per Share
    from Continuing Operations   $0.28         $0.07
  Weighted Average Shares       10,660        10,534

  Diluted Income (Loss) Per
    Share                        $0.28       ($0.03)
  Weighted Average Shares       10,660        10,534


                         LIFETIME HOAN CORPORATION
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                              (in thousands)

                                   September 30,  September 30,
                                       2003           2002
                                    (Unaudited)    (Unaudited)

   ASSETS
   CURRENT ASSETS
     Cash and cash equivalents            $213           $25
     Accounts receivable, net           28,114        18,440
     Merchandise inventories            56,357        53,226
     Prepaid expenses and other
       current assets                    4,497         6,233
        TOTAL CURRENT ASSETS            89,181        77,924

   PROPERTY AND EQUIPMENT, net          19,985        21,059
   INTANGIBLES, net                     23,660        24,050
   OTHER ASSETS                          2,120         2,174
        TOTAL ASSETS                  $134,946      $125,207


   LIABILITIES AND STOCKHOLDERS'
   EQUITY
   CURRENT LIABILITIES
     Short-term borrowings             $26,500       $27,600
     Accounts payable and trade
       acceptances                       7,482         5,833
     Other current liabilities          20,822        15,507
        TOTAL CURRENT LIABILITIES       54,804        48,940

   STOCKHOLDERS' EQUITY                 80,142        76,267
        TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY         $134,946      $125,207